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                                                                    EXHIBIT 99.1



                            SIBIA NEUROSCIENCES, INC.

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

        THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "AGREEMENT") is made as of July 30, 1999 between SIBIA NEUROSCIENCES, INC., a Delaware corporation (the "COMPANY"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "RIGHTS AGENT").

        WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of March 17, 1997 (the "RIGHTS AGREEMENT") (capitalized terms used but not defined herein shall have the meaning assigned to them in the Rights Agreement); and

        WHEREAS, the Company and the Rights Agent desire to irrevocably amend the Rights Agreement as provided below.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Amendment to Rights Agreement hereby agree as follows:

                                    AMENDMENT

1.      Amendment of the Rights Agreement.


        1.1 A new Section 35 of the Rights Agreement is hereby added as follows:

                "Section 35. Permitted Transactions. Reference is made to the Agreement and Plan of Merger among SIBIA Neurosciences, Inc., Merck & Co., Inc. ("Parent") and MC Subsidiary Corp., dated as of July 30, 1999, as it may be amended from time to time (the "Merger Agreement"). All capitalized terms used in this Section 35 shall have the meaning given to them in the Merger Agreement unless otherwise defined herein. Notwithstanding any other provision of this Agreement, subject to the satisfaction of the Minimum Condition, neither Parent nor Merger Sub nor any of their respective affiliates shall be an Acquiring Person, and neither a Distribution Date nor a Shares Acquisition Date shall occur, and the Rights will not separate from the Common Stock, as a result of the execution, delivery or performance of the Merger Agreement, the Stock Option Agreement or the Shareholders Agreement or the consummation of the Offer and the Merger or the other transactions contemplated thereby in each case, in accordance with the terms thereof, as such terms may be amended by the parties thereto, and none of the Company, Parent, Merger Sub, nor the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under this Agreement to any holder (or former holder) of Rights as of and following the consummation of the Offer and/or the Effective Time."
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                Clause (iv) of Section 25(a) of the Rights Agreement is hereby amended by the addition of "except in connection with the transaction contemplated in Section 35 hereof" at the end of the clause.

2. AMENDMENT OF SECTION 2. The first sentence of Section 2 of the Rights Agreement is hereby amended to delete the following words: "and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares)."

3. AMENDMENT TO SECTION 20(c). Section 20(c) of the Rights Agreement is hereby amended to add the following new sentence to the end of such section:
"Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

4. NO OTHER AMENDMENT. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification. By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 27 of the Rights Agreement. This Amendment shall be irrevocable and Merck & Co., Inc. and MC Subsidiary Corp. shall be express third party beneficiaries hereof.

        The foregoing Amendment is hereby executed as of the date first above written.

THE COMPANY:

SIBIA NEUROSCIENCES, INC.


By:     /s/ William T. Comer
   -----------------------------------------
        William T. Comer
        President, Chief Executive Officer


RIGHTS AGENT:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


By:     /s/ James Kirkland
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        James Kirkland
        Assistant Vice President